UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________
Form 8-K
_____________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 16, 2024
Jacobs Solutions Inc.
(Exact name of Registrant as specified in its charter)

Delaware		1-7463		88-1121891
(State or other jurisdiction of incorporation or organization)		(SEC File No.)		(IRS Employer identification number)

1999 Bryan Street	Suite 3500	Dallas	Texas	75201
(Address of principal executive offices)				(Zip Code)
Registrant's telephone number (including area code): (214) 583-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
_________________________________________________________________

Title of Each Class		Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	$1 par value	J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01	Regulation FD Disclosure
Jacobs Solutions Inc. (“Jacobs”) announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), with respect to the previously announced Reverse Morris Trust transaction involving Jacobs’ Critical Mission Solutions and Cyber and Intelligence businesses and Amentum Parent Holdings LLC (“Amentum”), has expired.
The expiration of the HSR waiting period, which occurred at 11:59 p.m. ET on February 16, 2024, was a condition to the closing of the pending transaction. Completion of the transaction is still subject to the satisfaction of the remaining closing conditions, including receipt of other regulatory approvals, receipt of a private letter ruling from the Internal Revenue Service, opinions from tax advisors and the effectiveness of a registration statement with the U.S. Securities and Exchange Commission. Jacobs expects the transaction to close in the second half of fiscal year 2024.
Separately, Jacobs has determined that it does not intend to retain more than 8% of the issued and outstanding shares of the combined company’s common stock (after accounting for certain post-closing adjustments to the merger consideration owed to the sole shareholder of Amentum, if any). Any additional shares to which Jacobs would otherwise be entitled in excess of 8% will be distributed to Jacobs’ shareholders at the time of, or as soon as reasonably practicable following, the consummation of the transaction.
Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “expects,” “anticipates,” “believes,” “seeks,” “estimates,” “plans,” “intends,” “future,” “will,” “would,” “could,” “can,” “may,” "target," "goal" and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make concerning our expectations as to the timing of the Reverse Morris Trust transaction, and our expectations as to the distribution of shares in excess of 8% to Jacobs’ shareholders. Although such statements are based on management's current estimates and expectations, and/or currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. Such factors include uncertainties as to the ability to obtain all required regulatory approvals, the possibility that closing conditions for the proposed transaction may not be satisfied or waived, on a timely basis or otherwise, the risk that any consents or approvals required in connection with the proposed transaction may not be received, the risk that the proposed transaction may not be completed on the terms or in the time-frame expected by the parties, unexpected costs, charges or expenses resulting from the proposed transaction, business and management strategies and the growth expectations of the combined company, as well as other factors related to our business, general economic conditions, and geopolitical events and conflicts among others. The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended September 29, 2023, and in particular the discussions contained therein under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.
The information disclosed pursuant to Item 7.01 in this Current Report on Form 8-K, including the exhibits, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information disclosed pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 20, 2024

JACOBS SOLUTIONS INC.

By:	/s/ Claudia Jaramillo
Claudia Jaramillo
Executive Vice President
Chief Financial Officer